Exhibit 99.1

FOR IMMEDIATE RELEASE

MIDLAND STATES BANCORP, INC. INCREASES

COMMON STOCK CASH DIVIDEND TO $0.33 PER SHARE

AND DECLARES PREFERRED STOCK DIVIDEND

Effingham, IL, August 4, 2026 – Midland States Bancorp, Inc. (Nasdaq: MSBI) announced today that its Board of Directors declared a quarterly cash dividend of $0.33 per share of its common stock, an increase of 3.1% from the previous quarterly cash dividend of $0.32 per share. The dividend is payable on August 21, 2026 to all shareholders of record as of the close of business on August 14, 2026.

The Board of Directors also declared a cash dividend of $0.4844 per depository share on its 7.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A. The dividend will be payable on September 30, 2026 to stockholders of record as of September 15, 2026.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “This dividend declaration marks the 26th consecutive year that Midland States Bancorp has increased its quarterly cash dividend and reflects the significant progress we have made in strengthening our earnings and capital position. As our financial performance continues to improve, we remain well positioned to invest in the long-term growth of our Community Banking and Wealth Management businesses while delivering attractive, sustainable returns to shareholders.”

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2026, the Company had total assets of approximately $6.70 billion, and its Wealth Management Group had assets under administration of approximately $4.78 billion. The Company provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit www.midlandsb.com/ or www.linkedin.com/company/midland-states-bank.

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Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, deposit volatility and potential regulatory developments; the performance of our loan portfolio and our ability to manage credit risk; changes in the financial markets; the effects of armed conflict, including the scope and duration of disruptions in global energy markets relating to war in the Middle East; changes in the business environment resulting from the adoption of artificial intelligence, including fraud and cybersecurity risk; operational risks, including with respect to fraud and information technology; changes in business plans as circumstances warrant; changes to U.S. and state tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “should,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “outlook,” “trends,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the
Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:

Claire A. Stack, Chief Financial Officer, at cstack@midlandsb.com or (217) 342-7321